FOURTH AMENDMENT TO CREDIT AGREEMENT

FOURTH AMENDMENT TO CREDIT AGREEMENT (this “Amendment”), dated as of October 31, 2005 and effective as of the Fourth Amendment Effective Date (as defined below), among STARWOOD HOTELS & RESORTS WORLDWIDE, INC., a Maryland corporation (the “Corporation”), each additional ALTERNATE CURRENCY REVOLVING LOAN BORROWER from time to time party to the Credit Agreement as referred to below (together with the Corporation, collectively, the “Borrowers”), SHERATON HOLDING CORPORATION, a Nevada corporation (“Sheraton”), the LENDERS from time to time party to the Credit Agreement (the “Lenders”) and DEUTSCHE BANK AG, NEW YORK BRANCH, as Administrative Agent (in such capacity, the “Administrative Agent”). Unless otherwise defined herein, all capitalized terms used herein shall have the respective meanings provided such terms in the Credit Agreement referred to below.

W I T N E S S E T H:

WHEREAS, the Borrowers, the Lenders, the Administrative Agent, JPMORGAN CHASE BANK, as Syndication Agent (in such capacity, the “Syndication Agent”), BANK OF AMERICA, N.A., FLEET NATIONAL BANK and SOCIETE GENERALE, as Co-Documentation Agents (in such capacity, collectively, the “Co-Documentation Agents” and each, a “Co-Documentation Agent”), and DEUTSCHE BANK SECURITIES INC. and J.P. MORGAN SECURITIES INC., as Co-Lead Arrangers and Joint Book Running Managers (in such capacity, collectively, the “Managers”), are parties to that certain Credit Agreement, dated as of October 9, 2002 (as amended, modified and/or supplemented to, but not including, the date hereof, the “Credit Agreement”); and

WHEREAS, subject to the terms and conditions of this Amendment, the Lenders and the Borrowers wish to (x) amend certain provisions of the Credit Agreement and (y) enter into certain agreements with respect to the Credit Agreement, in each case as herein provided.

NOW, THEREFORE, it is agreed:
PART I.	Amendments and Agreements.

SECTION 1. Definition of “Applicable Margin”; Section 11.01. The definition of “Applicable Margin” appearing in Section 11.01 of the Credit Agreement is hereby amended by inserting the following new clause (v) immediately before clause (x) appearing in the last proviso of said definition:

“(v) subject to clauses (x) and (z) below, at any time on and after the date Starwood Italia becomes an Alternate Currency Revolving Loan Borrower in accordance with the terms of this Agreement in the case of any Euro Revolving Loan made to Starwood Italia by an Alternate Currency Lender, the “Applicable Margin” for (and only for) such Euro Revolving Loans shall be that percentage per annum equal to the remainder of (I) the “Applicable Margin” for Eurodollar Loans as then in effect (determined as provided in this definition) less (II) 0.40 % per annum,”.

SECTION 2. Definition of “Euro LIBOR Rate”; Section 11.01. The definition of “Euro LIBOR Rate” appearing in Section 11.01 of the Credit Agreement is hereby deleted in its entirety and replaced with the following:

“Euro LIBOR Rate” shall mean (i) in the case of a Euro Revolving Loan made to Starwood Italia, (x) the rate per annum for deposits in Euros for a period corresponding to the duration of the relevant Interest Period which appears on the Reuters Screen which displays the rate of the Banking Federation of the European Union for the Euro (being currently page “EURIBOR01”) at approximately 11:00 A.M. (Brussels time) on the date which is two Business Days prior to the commencement of such Interest Period (for delivery on the first day of such Interest Period) or, if such page shall cease to be available, such other page or such other service for the purpose of displaying an average rate of the Banking Federation of the European Union as the Administrative Agent, after consultation with Alternate Currency Lenders with Euro Revolving Loan Sub-Commitments and the Corporation, shall select or (y) if such rate is not available at such time for any reason, and the Administrative Agent has not selected an alternative service on which a quotation is displayed, then the “Euro LIBOR Rate” for the relevant Interest Period shall be the arithmetic mean (rounded upwards to four decimal places) of the rates (as notified to the Administrative Agent at its request) at which each Euro Reference Bank was offering to prime banks in the European interbank market deposits in Euros for the relevant Interest Period at approximately 11:00 a.m., Brussels time, two (2) Business Days prior to the commencement of such Interest Period and (ii) in the case of a Euro Revolving Loan made to any Alternate Currency Revolving Loan Borrower (other than Starwood Italia), (x) the rate per annum that appears on page 3740 of the Dow Jones Markets Screen (or any successor page) for deposits in Euros with maturities comparable to the Interest Period applicable to the Euro Revolving Loans subject to the respective Borrowing commencing two Business Days thereafter as of 11:00 A.M. (London time) on the date which is two Business Days prior to the commencement of the respective Interest Period or (y) if such a rate does not appear on page 3740 of the Dow Jones Markets Screen (or any successor page), the offered quotation to first-class banks in the London interbank market by the Administrative Agent for deposits in Euros of amounts in immediately available funds comparable to the outstanding principal amount of the Euro Revolving Loan of the Administrative Agent (or, if the Administrative Agent has no outstanding Euro Revolving Loans, another Lender with outstanding Euro Revolving Loans) with maturities comparable to the Interest Period applicable to such Euro Revolving Loan commencing two Business Days thereafter as of 11:00 A.M. (London time) on the date which is two Business Days prior to the commencement of such Interest Period; provided, however, that in the event the Administrative Agent has made any determination pursuant to Section 1.11(a)(i) in respect of Euro Revolving Loans, or in the circumstances described in clause (i) to the proviso to Section 1.11(b) in respect of Euro Revolving Loans, the Euro LIBOR Rate determined pursuant to this definition shall instead be the rate determined by the Administrative Agent as the all-in-cost of funds for the Administrative Agent (or such other Lender) to fund a Borrowing of Euro Revolving Loans with maturities comparable to the Interest Period applicable thereto.”

SECTION 3. Definitions; Section 11.01. Section 11.01 of the Credit Agreement is hereby further amended by inserting the following new definition in appropriate alphabetical order in said Section:

“Euro Reference Banks” means, as to the Euro Revolving Loans of any Alternate Currency Revolving Loan Borrower organized in a given jurisdiction, the principal offices in such jurisdiction of each of DB, JPMorgan Chase Bank, N.A. and/or the relevant affiliate of any of the foregoing (or any successor to any of the foregoing) and any other bank or financial institution appointed as such by the Administrative Agent under this Agreement.

SECTION 4. Agreement Relating to Certain Euro Revolving Loan Sub-Commitments. Notwithstanding anything to the contrary in the Credit Agreement, the Borrowers and the Lenders hereby agree that on and as of the Fourth Amendment Effective Date (as defined below), the Euro Revolving Loan Sub-Commitment of Erste Bank shall automatically (and without further action on its part) be reduced to zero, with the following to occur concurrently therewith: (i) the Non-Alternate Currency Revolving Loan Sub-Commitment of Erste Bank shall be increased by the amount of the reduction to its Euro Revolving Loan Sub-Commitment (i.e., $5,000,000), (ii) the relevant Borrowers shall, in coordination with the Administrative Agent, (x) repay outstanding Dollar Revolving Loans and/or Euro Revolving Loans of the relevant RL Lenders, and incur additional Dollar Revolving Loans and/or Euro Revolving Loans from the relevant RL Lenders or (y) take such other actions as may be required by the Administrative Agent (including by requiring new Dollar Revolving Loans or Euro Revolving Loans to be incurred and added to then outstanding Borrowings of the respective such Loans, even though as a result thereof such new Loans (to the extent required to be maintained as Euro Rate Loans) may have a shorter Interest Period than the then outstanding Borrowings of the respective such Loans), in each case to the extent necessary so that (I) all of the RL Lenders effectively participate in each outstanding Borrowing of Dollar Revolving Loans pro rata on the basis of their Dollar Percentages (determined after giving effect to the decrease in the Euro Revolving Loan Sub-Commitment of Erste Bank (and the increase in the Non-Alternate Currency Revolving Loan Sub-Commitment of Erste Bank) pursuant to this Section 4) and (II) all Alternate Currency Lenders with a Euro Revolving Loan Sub-Commitment effectively participate in each outstanding Borrowing of Euro Revolving Loans pro rata on the basis of their Alternate Currency RL Percentages with respect to Euros (determined after giving effect to the decrease in the Euro Revolving Loan Sub-Commitment of Erste Bank (and the increase in the Non-Alternate Currency Revolving Loan Sub-Commitment of Erste Bank) pursuant to this Section 4), (iii) the Corporation shall pay to the respective RL Lenders any costs of the type referred to in Section 1.12 in connection with any repayment and/or Borrowing required pursuant to preceding clause (ii) and (iv) to the extent Dollar Revolving Loans or Euro Revolving Loans are to be so incurred or added to the then outstanding Borrowings of the respective such Loans which are maintained as Euro Rate Loans, the Lenders that have made such Loans shall be entitled to receive from the Borrowers such amounts, as reasonably determined by the respective Lenders, to compensate them for funding the various Revolving Loans during an existing Interest Period (rather than at the beginning of the respective Interest Period, based upon rates then applicable thereto). All determinations by any Lender pursuant to clause (iv) of the immediately preceding sentence shall, absent manifest error, be final and conclusive and binding on all parties hereto.

SECTION 5. Agreements Relating to Utilization of Euro Revolving Loan Sub-Commitments. Notwithstanding anything to the contrary contained in Section 1.01(b) of the Credit Agreement or elsewhere in the Credit Agreement, on and after the Fourth Amendment Effective Date, no Alternate Currency Revolving Loan Borrower (other than Starwood Italia) may incur any Euro Revolving Loans pursuant to the Credit Agreement.

PART II. Miscellaneous Provisions

A. Each Guarantor, by its signature below, hereby confirms that its Guaranty shall remain in full force and effect and its Guaranty covers the obligations of each of the relevant Borrowers under the Credit Agreement, as modified and amended by this Amendment.

B. In order to induce the Lenders to enter into this Amendment, the Corporation represents and warrants to the Lenders that, on the Fourth Amendment Effective Date, before, as of and after giving effect to the execution, delivery and performance by the Corporation of this Amendment and the transactions contemplated hereby, (i) there shall exist no Default or Event of Default and (ii) all representations and warranties contained in the Credit Agreement and in the other Credit Documents are true and correct in all material respects with the same effect as though such representations and warranties had been made on the Fourth Amendment Effective Date (it being understood and agreed that any representation or warranty which by its terms is made as of a specified date shall be true and correct in all material respects only as of such specified date).

C. This Amendment is limited as specified and shall not constitute a modification, acceptance or waiver of any other provision of the Credit Agreement or any other Credit Document.

D. This Amendment may be executed in any number of counterparts and by the different parties hereto on separate counterparts, each of which counterparts when executed and delivered shall be an original, but all of which shall together constitute one and the same instrument. A complete set of counterparts shall be lodged with the Corporation and the Administrative Agent.

E. THIS AMENDMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK.

F. This Amendment shall become effective on the date (the “Fourth Amendment Effective Date”) when each of the Borrowers, each Guarantor, the Lenders constituting the Required Lenders and each Alternate Currency Lender with a Euro Revolving Loan Sub-Commitment shall have signed a counterpart hereof (whether the same or different counterparts) and shall have delivered (including by way of facsimile transmission) the same to the Administrative Agent (or its designee). The Administrative Agent shall promptly deliver notice to the Corporation of the occurrence of the Fourth Amendment Effective Date.

G. From and after the Fourth Amendment Effective Date, all references in the Credit Agreement and each of the other Credit Documents to the Credit Agreement shall be deemed to be references to the Credit Agreement as modified hereby. This Amendment shall constitute a Credit Document for all purposes under the Credit Agreement and the other Credit Documents.

[Signatures appear on the following page.]

IN WITNESS WHEREOF, the parties hereto have caused their duly authorized officers to execute and deliver this Amendment as of the date first above written.

STARWOOD HOTELS & RESORTS WORLDWIDE, INC., as the Borrower and Guarantor By:
Name:
Title:

STARWOOD CANADA CORP., as an Alternate Currency Revolving Loan Borrower By:
Name:
Title:

SHERATON HOLDING CORPORATION, as Guarantor By:
Name:
Title:

DEUTSCHE BANK AG, NEW YORK BRANCH, Individually and as Administrative Agent By:

Name:
Title:
By:

Name:
Title: